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                                                                    EXHIBIT 23.1

                       [KPMG PEAT MARWICK LLP LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Lithia Motors, Inc. and Subsidiaries


    We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus. Our report refers to a change to the FIFO method of valuing inventory effective January 1, 1997.


                                          /s/ KPMG Peat Marwick LLP

Portland, Oregon


April 27, 1998